Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations (312) 592-5384 mark.steinkrauss@teldta.com Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR PROVIDES SELECTED FOURTH QUARTER 2006 FINANCIAL AND OPERATING DATA; PROVIDES 2007 GUIDANCE

CHICAGO - Feb. 23, 2007 - United States Cellular Corporation [AMEX:USM] today provided selected fourth quarter 2006 financial and operating data.

Below is a summary of the preliminary operating data and unaudited results of certain key components of the statement of operations for the fourth quarter of 2006. There can be no assurance that final results will not differ materially from these preliminary results.

Three months ended December 31

	2005 Actual (as restated)	Range of Amounts Currently Anticipated to be Reported for 2006

Operating Revenues	$785 million	$890 to $910 million
Operating Income	$66 million	$55 to $75 million

The following are selected summary operating data including certain preliminary fourth quarter 2006 data.

U.S. Cellular Summary Operating Data

Quarter Ended	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Consolidated Markets:
All customers -
Customer units	5,815,000	5,729,000	5,704,000	5,633,000	5,482,000
Gross customer unit activations	389,000	365,000	347,000	434,000	419,000
Net customer unit activations	86,000	25,000	48,000	151,000	125,000
Retail customers -
Customer units	5,225,000	5,127,000	5,099,000	5,029,000	4,927,000
Gross customer unit activations	375,000	353,000	331,000	380,000	392,000
Net customer unit activations	98,000	28,000	49,000	122,000	130,000
Cell sites in service	5,947	5,726	5,583	5,438	5,428
Minutes of use (MOU) (1)	749	725	719	658	648
Postpay churn rate per month (1)	1.5%	1.6%	1.5%	1.5%	1.6%

(1)	Average monthly local minutes of use per customer (without roaming).
(2)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

On Feb. 23, 2007, U.S. Cellular issued guidance for the year ending December 31, 2007.

U.S. Cellular 2007 guidance as of Feb. 23, 2007 is as follows:
Net Retail Customer Additions	350,000 - 400,000
Service Revenues	Approx. $3.5 billion
Operating Income	$375 - $425 million
Depreciation, Amortization & Accretion	Approx. $615 million
Capital Expenditures	$600 - $615 million

About U.S. Cellular
As of Dec. 31, 2006, U.S. Cellular, the nation's sixth-largest wireless service carrier, employed 8,100 people and provided wireless service to 5.8 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment;

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changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company's markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit the website at:

USM: www.uscellular.com

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